Exhibit 10.13

COMMERCIAL SERVICES AND MARKETING AGREEMENT

THIS AGREEMENT (hereinafter “Agreement” or “CSM”) is effective as of November 12th, 2002 by and between YAK Communications (Canada), Inc a Canadian corporation having a business address at 55 Town Centre Court #610, Scarborough, Ontario M1P 4X4 (hereinafter “YAK”); and Digital Way, S.A., a Peruvian corporation having a business address at Los Rosales 285 of. 401, San Isidro, Peru (hereinafter “DWSA” or “Authorized Sales Representative); collectively referred to as the “Parties” individually, a “Party.

WHEREAS Yak is in the telecommunications business generally, and referred to specifically as the “Dial Around” or “Call by Call” business (the “Services” as further defined in Exhibit A of this Agreement); and

WHEREAS DWSA is in the general business of voice, date and Internet telecommunications services and provisioning in Lima Peru; and

WHEREAS DWSA is a fully licensed and legally authorized company in Peru, and is fully operational in varying fields of telecommunications sales and distribution; and

WHEREAS both parties are eager to establish and offer the “Dial Around” and/or “Call by Call” business in Lima Peru;

WHEREAS the Parties will enter into that certain Telecommunications Services and Disbursement Agreement (“TSD”), on the Effective Date to promote the Services, as defined below, and is made a part of this Agreement by reference;

NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

I. APPOINTMENT OF DWSA AND DWSA OBLIGATIONS

1. Appointment and Responsibility

(a) (i) Yak hereby appoints DWSA as the sole authorized sales representative, to market, promote the sale of the Services in the Nation of Peru.

(ii) The Parties reserve the right to add to, alter or subtract from, the Services at any time with the mutual consent of both Parties.

(b) DWSA accepts this appointment and agrees to exert commercially reasonable efforts to promote, on the Parties behalf, certain of the Services to: (i) provide sales support activity; and (ii) to meet the quality targets established by the Parties.

PROPRIETARY AND CONFIDENTIAL INFORMATION

Not for use or disclosure outside Yak and DWSA except under written agreement approved in writing by Yak.

(c) DWSA shall:

(i) Act as a single point of contact for customer’s needs;

(ii) Employ a sufficient staff physically located and working in Lima, Peru, and/or any other location that DWSA deems necessary and reasonable in order to provide adequate marketing coverage and customer support for new customers;

(iii) Complete a reasonable level of training in the Services to be able to fulfill the obligations of this Agreement.

(d) All activities of DWSA hereunder shall be in compliance with the Parties mutually agreed applicable provisions of tariffs, sales and customer service standards. In addition, DWSA will provide the Services sales support functions including, but not limited to: provision to customers of information available regarding technical, functional and other developments of the Services; answering customer billing questions regarding DWSA’s products and Services DWSA has sold to customer; and resolving issues relating to customer’s use of the Services. DWSA will take action as needed to meet customer service requirements and to ensure that its activities are properly coordinated to the Parties mutually agreed satisfaction.

(e) Any advertising, sales or promotional material of DWSA referring to the Services must be approved in advance in writing by the Parties. DWSA agrees that Yak shall have the right, at no charge, to include in advertising by Yak unlimited reference to DWSA as the sole Authorized Sales Representative for Yak in the Nation of Peru.

(f) The Parties reserve the right at its option to market or service any and all potential customers. The Parties reserve the right at any time to provide additional Services sales and marketing services.

(g) DWSA agrees at all times to act in a professional and ethical manner and maintain a level of quality of service to its customers satisfactory to the Parties in its sole discretion in accordance with standards established by the Parties and then in effect. Without limiting the generality of the foregoing, DWSA agrees it will not offer customers rebates or discounts contingent upon the use of the Services, make misleading statements to customers, give money, gifts or any other consideration to Yak’s employees, do anything that will dishonor, discredit, reflect adversely on, or injure the reputation of Yak, or create sales that do not provide value to the Parties, or to manipulate the compensation system. DWSA further agrees to comply with all applicable governmental regulations.

(h) Yak reserves the right to provide to DWSA mutually agreeable scripts to be used in the sale of the Services, and DWSA agrees to use such scripts.

PROPRIETARY AND CONFIDENTIAL INFORMATION

Not for use or disclosure outside Yak and DWSA except under written agreement approved in writing by Yak.

(i) The Parties agree if one Party identifies a situation in which the other Party’s activities are violating this Agreement and customers are being negatively impacted by such activities, the Party making the violation claim can request that the other Party cease all activities hereunder. The Parties shall work together to resolve the issue(s) causing the violation claim by the accusing Party. If the issue cannot be resolved successfully, the activity causing the violation claim shall cease immediately until the issue is resolved. If the issue, in the determination of the Parties cannot be resolved, then the party claiming injury shall be free to take action so deemed necessary to protect its interest.

2. DWSA Obligations

(a) DWSA shall procure, at its own expense, such Government Licenses, Telecommunication Permits, and Communications Networks as is necessary for the provision of the Services.

(b) DWSA shall provide all the necessary management staff as well as all the required qualified employees for the purposes of providing the Services pursuant to that certain Telecommunications Services Agreement by and between Yak and Digital Way, S.A., dated as of the Effective Date (the “TSD”).

(c) In return for the funds provided by Yak to DWSA to help create this “call-by-call enterprise” - and it being understood that both Yak and DWSA are entitled to 50% each respectively of all profits and the inherent value of the enterprise, its assets and its goodwill – and the funds being advanced are the “initial working capital” referenced in (3b), and the funds for the “initial advertising and promotional purposes” referenced in (3c), and for the funds for the “equipment” referenced in (3a), under the terms of this Agreement, Yak shall receive, and DWSA shall grant, a first and senior Security Interest against: all revenues generated from the sale of the Services; accounts receivable, customer lists directly generated from the sale of Services; “CIC Codes” and; the all now or hereafter existing, wherever located, and all additions, substitutions, proceeds, products, rents and profits thereof; a continuing first priority perfected security interest, lien on, hypothecation of and assignment of and in the Seller’s Customer Base, including but not limited to, all present and future customer contracts, lists, agreements, or arrangements relating thereto; all equipment, mailing lists, DWSA information and DWSA databases, including, without limitation, any and all tangible assets embodying any or all of the foregoing information, and any and all computer software or printouts embodying any or all of the foregoing information and all accounts receivable related to the services under this agreement, including Accounts receivable from Telefonica (the “Security Interest”). Such Security Interest shall be granted pursuant to Peruvian law, and the documents representing the Security Interest are attached hereto as Exhibit C. Such security shall remain in effect regardless of any breach of Agreement (CSM or TSD) cancellation of Agreement (CSM or TSD), or termination of Agreement (CSM or TSD) between the parties. The Security shall be ongoing indefinitely, regardless of the term of the TSD and CSM Agreements until such time that either (1) DWSA purchases Yak’s 50% value and interest in the “enterprise” or (2) Yak purchases DWSA’s 50% value and interest in the enterprise or (3) the “enterprise” is sold to a third party

PROPRIETARY AND CONFIDENTIAL INFORMATION

Not for use or disclosure outside Yak and DWSA except under written agreement approved in writing by Yak.

and both DWSA and Yak each receive 50% respectively of the sales proceeds of the enterprise or (4) it is mutually agreed by the parties to dissolve the “enterprise” and void the TSD and CSM.

(d) DWSA shall provide for or procure all office and workspace, as well as the housing of all of the technical facilities as required by the Services.

(e) DWSA shall ensure for the benefit of the Services, and for the full term of this agreement and thereafter for the additional term, that all the required licenses, permits and legal approvals, from the government divisions, telecommunications departments, and general business approval authorities shall be obtained and maintained through the life of this agreement.

(f) Officers of each Party shall at all times maintain close contact with each other and shall seek advice and guidance from each other for all aspects of the business.

(g) It is understood by both parties that DWSA is credited with an amount equal to $200,000US for network hardware, software and other intangible value (“Equipment Funding”) that is required to establish the necessary components of this CSM and TSD. This $200,000US funding shall be repaid to DWSA simultaneously with Yak in the same manner as described in 3a below. The funds to repay this amount will come from the revenues directly generated from this Agreement and that are deposited in to the Sweep Account in accordance with the terms set forth in the TSD Agreement.

3. Yak’s Obligations

(a) Yak shall provide funding to DWSA up to $200,000 within five (5) business days after the signing of all documentation necessary to give effect to both this agreement and the TSD Agreement of equal date (the “equipment funds”). These funds will be used by DWSA to procure the equipment and necessary Systems Hardware and installation of lines by Telefonica for use in the provision of the Services. This $200,000US funding shall be repaid to Yak simultaneously with DWSA in the manner described in Exhibit F to the TSD. The funding shall be repaid directly from the revenues directly generated from this Agreement and that are deposited into the Sweep Account in accordance with the terms set forth in the TSD Agreement.

(b) Yak shall provide a funding to DWSA for the “initial working capital” of the new business in the amount of US$100,000, payable $33,333 each month for the following three months of the Effective Date, which funding shall be repaid directly from the revenues directly generated from this Agreement and that are deposited into the Sweep Account in accordance with the terms set forth in the TSD Agreement.

(c) Yak shall expend, within the first six (6) months of launching service in Peru, at least US$200,000 for the initial advertising and promotional purposes to promote the Services in Peru which funding shall be repaid directly from the revenues directly generated from this Agreement and that are deposited into the Sweep Account in accordance with the terms set forth in the TSD Agreement.

PROPRIETARY AND CONFIDENTIAL INFORMATION

Not for use or disclosure outside Yak and DWSA except under written agreement approved in writing by Yak.

4. Information And Material Furnished By Yak. Yak shall supply DWSA, from time to time, with a reasonable number of brochures, price lists and other material reasonably necessary for promoting the sale of the Services, and with reasonable support for training DWSA’s personnel. If DWSA requires unusual support or excess services, a mutually agreed charge may be applied for such support or services. Any portion of the foregoing material for which DWSA has been charged which remains unused at the time the Parties make changes in any of the Services when such changes make such material unusable, or upon the termination or cancellation of this Agreement, except where such termination or cancellation results from DWSA’s acts or omissions, may be promptly returned to Yak for credit.

II. PRICES, TERMS OF SALE, COMMISSIONS

1. Prices. The prices and terms and conditions under which the Services will be provided by the Parties to customers shall be the prices and terms set forth in the TDS. DWSA shall not under any circumstances offer any of the Services at prices or terms and conditions different from set forth in the Telecom Agreement unless agreed to by the Parties in writing.

2. Confidentiality

(a) All information relating to either party’s customers and business, including but not limited to the terms and conditions of this Agreement, and all information that is marked confidential or is designated as confidential when disclosed, which is disclosed by either party to the other pursuant to this Agreement, other than such information as may be generally available to the public or the industry, is and will be disclosed in confidence solely for use in the conduct of business hereunder. Nothing contained herein shall grant either party any right, title, or interest to any information provided by the other party hereunder. Each party agrees to keep such information secret and confidential and not to disclose it to any other person or use it during the term of this Agreement or after its termination or cancellation except in carrying out its obligations hereunder or in response to obligations imposed by tariff or order of a court or regulatory body.

(b) Each party shall take effective precautions, contractual and otherwise, reasonably calculated to prevent unauthorized disclosure or misuse of such information by any of its employees or by any other person having access to such information.

(c) Within ninety days after the termination or cancellation of this Agreement, by either party and for any reason, each party shall notify the other which specific information disclosed by it pursuant to this Agreement is to be returned. Each party agrees promptly to return to the other any physical or written records containing such specifically identified information then in its possession, regardless of whether such physical or written records were prepared by DWSA or by Yak. The duty to keep information confidential shall continue notwithstanding the termination or cancellation of this Agreement. Upon the termination or cancellation of this Agreement, all confidential information in tangible form provided to DWSA by Yak shall be

PROPRIETARY AND CONFIDENTIAL INFORMATION

Not for use or disclosure outside Yak and DWSA except under written agreement approved in writing by Yak.

returned to Yak and all confidential information in tangible form provided to Yak by DWSA shall be returned to DWSA.

3. Trademarks and Trade Names

(a) DWSA shall not be deemed by anything contained in this Agreement or done pursuant to it to acquire any right, title or interest in or to the use of the name “Yak”, the Yak logo, nor in or to any other trademark or service-mark now or hereafter owned by Yak or any affiliate or subsidiary thereof.

(b) DWSA shall not use in its business or trade or corporate name the names “Yak”, Yak logo, nor shall it use any trademark or service-mark owned by Yak, or adopt or use any similar mark or symbol without the express written consent of Yak, except that, subject to Yak’s right to review and forbid any such use from time to time, DWSA may, during the term of this Agreement or until DWSA is notified to the contrary by Yak, use such names, trademarks and service-marks in its advertising, as provided in Exhibit E of this Agreement, and in its promotion of the Services. Any such use of such names, trademarks, and service-marks must be pre-approved in writing by Yak. Such use of such names, trademarks and service-marks is permitted hereunder solely for purposes of promoting the Services, and such names, trademarks and service-marks may not, in any instance, be used to promote the services of any other provider. DWSA agrees that it will comply with any standards for usage of such names, trademarks and service-marks issued or to be issued by Yak. Immediately upon termination or cancellation of this Agreement, DWSA will destroy or turn over to Yak any materials using any trademark or service-mark of Yak, unless Yak has consented to such use pursuant to a separate agreement.

(c) Except as otherwise stated herein, Yak shall not be deemed by anything contained in this Agreement or done pursuant to it to acquire any right, title or interest in or to the use of DWSA’s name, trademarks and service-marks. Subject to DWSA’s right to review and forbid any such use from time to time, Yak may, during the term of this Agreement or until Yak is notified to the contrary by DWSA, use such names, trademarks and service-marks in its advertising. Yak agrees that it will comply with any standards for usage of such names, trademarks and service-marks issued or to be issued by DWSA. Immediately upon termination or cancellation of this Agreement, Yak will destroy or turn over to DWSA any materials using any trademark or service-mark of DWSA, unless DWSA has consented to such use pursuant to a separate agreement.

4. Invention and Patent Rights. Neither party shall be deemed by anything contained in this Agreement or done pursuant to it to acquire any right, title or interest in or to any design, invention, improvement, process or system now or hereafter embodied in any services or products provided by the other party, whether or not such design, invention, improvement, process or system is patented or patentable under the laws of any country.

PROPRIETARY AND CONFIDENTIAL INFORMATION

Not for use or disclosure outside Yak and DWSA except under written agreement approved in writing by Yak.

5. Relationship of Parties

(a) Yak agrees at all times to act in a professional and ethical manner. Yak agrees that it will not do anything that will dishonor, discredit, reflect adversely on, or injure the reputation of DWSA.

(b) The relationship between the parties established by this Agreement is that of independent contractors. Neither is an agent or employee of the other and, neither has any right or any authority to enter into any contract or undertaking in the name of or for the account of the other, or to assume or create any obligation of any kind, express or implied, on behalf of the other, nor shall the acts or omissions of either create any liability for the other. DWSA shall conduct its business at its own initiative, responsibility and expense.

(c) DWSA acknowledges that at no time will DWSA employees be considered employees of Yak or any of its subsidiaries or affiliates, and DWSA shall make every effort under Peruvian law to ensure its employees cannot be categorized as such. DWSA will further indemnify and hold harmless Yak from any and all claims made by DWSA employees against Yak.

6. Mutual Exclusivity.

(a) Both parties agree that YAK shall be the exclusive provider of the Services and DWSA will the exclusive agent in Peru for sales and marketing of the Services. This exclusivity agreement shall cover all aspects of the “Dial Around – Call by Call” business services in Peru, and worldwide.

(b) Yak undertakes to provide competitive rates pursuant to this exclusivity arrangement, and shall have at all times “first rights of refusal.” Yak shall provide DWSA with updated rates and or changes to the rates every 30 days.

7. Records and Audits. Each party shall maintain records of all transactions made pursuant to this Agreement. All such records and all other records pertaining to its performance under this Agreement shall be retained by each party for a period of at least three years from the date of the final transactions amongst the Parties, for services rendered under this Agreement. Each party and its authorized agents and representatives shall have access to such records of the other party for purposes of audit during normal business hours during the term of this Agreement and for three years from the date of final payment. A party shall notify the other party in writing at least seven days before it intends to conduct such an audit.

8. Indemnification. Each party agrees to indemnify and hold the other party harmless from any and all claims, actions, damages, expenses, and other liabilities, including reasonable attorneys’ fees and costs, resulting from the first party’s acts, omissions or misrepresentations, from any defect or failure of any kind in any product or service provided by the first party, taxes or tariffs, labor disputes, or from infringement by the first party of any copyright, trademark, service mark, trade name or similar proprietary rights.

PROPRIETARY AND CONFIDENTIAL INFORMATION

Not for use or disclosure outside Yak and DWSA except under written agreement approved in writing by Yak.

9. Exclusion of Damages. In no event shall either party be liable to the other for consequential, indirect, special or incidental damages resulting from breach of this Agreement even if such party had been advised of the possibility of such potential loss or damage.

10. Insurance. Without limiting the obligation to indemnify, each party shall maintain sufficient liability insurance, or provide a certificate of self-insurance, to protect themselves and the other party from any and all claims, demands, expenses, costs and other liabilities arising out of their acts, omissions and/or misrepresentations. Each Party shall provide a copy of such insurance upon request.

11. Term and Cancellation.

(a) Term. The term of this Agreement shall be for a period of five years, commencing on Effective Date, unless sooner terminated in accordance with terms of this Agreement and shall run concurrent with the TSD, which is made a part of this agreement by reference. At the end of the term, the agreement shall automatically be extended for a term of five years unless otherwise stated in writing by one party to the other at least 90 days prior to the end of the Term.

(b) Cancellation. This Agreement may be cancelled by one party immediately upon the giving of notice of any of the following events:

(i) if the other party fails to perform or to observe, or commits a breach of any section, provision or covenant of this Agreement, including, but not limited to, the quality targets established by the Parties, and fails to cure such breach or failure to perform within thirty days, or such lesser period as the Parties may require because of legal, business, or regulatory restrictions applicable to the Parties, following delivery to such defaulting party of a written notice (the “Default Notice”) of the alleged breach; provided, however, that if the breach is a violation of any legal or regulatory restriction, policies, rules, orders, or other requirements, such as, but not limited to, placing orders for customers who have not requested service, misrepresentation of the Services, charging customers for or accepting fees for adjustments to which the customers are entitled, misrepresentation of the relationship between the Parties, actions which dishonor, discredit, reflect adversely on or injure the reputation of either or both Parties, or is a breach of this Agreement, either Party may cancel this Agreement immediately without providing a period to cure such breach.

(ii) if the cause of a breach or failure to perform is an act of God, fire or other casualty, strike, act(s) of terrorism, material shortages or other cause similar or dissimilar to the foregoing that is beyond the control of the defaulting party, the period for remedying such breach or failure to perform shall be extended by the time measured by any such cause of delay and for a reasonable time thereafter, and the defaulting party shall not be liable for damages to the other party to the extent they result from such cause; or

(iii) if the other party becomes insolvent or makes an assignment for the benefit of its creditors, or if a committee of creditors or other representative is appointed to

PROPRIETARY AND CONFIDENTIAL INFORMATION

Not for use or disclosure outside Yak and DWSA except under written agreement approved in writing by Yak.

represent its business, or if a voluntary or involuntary petition under any section of a bankruptcy or similar act shall be filed by or against such other party and that party fails within thirty days following the appointment of such committee or representative or the filing of any such involuntary petition to cause the discharge of such committee or representative or the dismissal of such involuntary petition.

(iv) No delay by either party in sending any notice specified in this subparagraph shall constitute a waiver of its rights to terminate or cancel this Agreement.

(v) Without waiving any of its rights under this Agreement, a Party may do any of the following short of cancellation if DWSA violates any of the terms of this Agreement: at its sole discretion, (1) withhold or cease paying residual commission payments, and (2) prohibit the violating Party from using the other Party’s logos, trademarks, and service marks, and from participation in any additional opportunities including, but not limited to, contests, co-operative advertising, lists of leads for sales of the Services, referrals for sales of the Services, participation in module management and/or account management programs, and participation in other similar programs, until such time as the violation(s) of this Agreement are cured.

(c) In particular, but not by way of limitation, no such termination or cancellation shall affect post-agreement rights and obligations of the parties contained herein.

(d) The parties agree that any termination or cancellation of this Agreement according to the formalities specified herein shall not constitute an unfair or abusive termination or cancellation or create any liability not set forth in this Agreement.

(e) The right of either party to terminate or cancel this Agreement is not an exclusive remedy, and either of them shall be entitled, alternatively or cumulatively, to remedies as determined pursuant to paragraph 11 of this Agreement.

(f) The Parties recognizes that volume expectations will generally be negotiated on a calendar year basis, that exceptions to this include but are not limited to additions of products, deletions of products, and changes in the competitive environment, and that new commission structures for subsequent years, and any changes thereto, will become part of this Agreement as agreed upon from time to time by the mutual consent of the Parties.

(g) In the Event of a cancellation of this Agreement, the assets directly related to this Agreement (less any amounts due to either Party) will be liquidated in the following manner upon mutual consent of the Parties:

(1) Even split of the assets. Specifically: the Customers; the Customer List; CIC Codes.

(2) One Party purchases the other Parties assets.

(3) Sale of all assets to a third party.

PROPRIETARY AND CONFIDENTIAL INFORMATION

Not for use or disclosure outside Yak and DWSA except under written agreement approved in writing by Yak.

(4) Auction of all assets.

12. Assignment and Subcontracting

(a) The parties agree that neither this Agreement, nor any right or obligation hereunder is assignable, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other Party.

13. Affiliates. For the purposes of this Agreement, an “affiliate” of any entity shall mean:

any corporation or business entity in which a Party or any subsidiary of a Party, any successor corporation to a Party or any subsidiary of such successor, or any corporation of which a Party becomes a wholly owned subsidiary or any subsidiary of such corporation, has any ownership interest; and

Upon request, each party shall provide the other party with a list of their affiliates.

14. Notices and Other Communications. Every notice, consent, approval or other communication required or contemplated by this Agreement by either party shall be in writing and shall be delivered in person, by postage prepaid mail, by overnight courier service, by facsimile or by electronic messaging addressed to the party for whom intended at the address specified below or at such other address as the intended recipient previously shall have designated by written notice to the other party; provided, however, that any notices with respect to DWSA’s status as such may not be given by electronic messaging. Where specifically required, notices shall be by certified or registered mail.

Unless otherwise provided in this Agreement, notice by mail shall be effective on the date it is officially recorded as delivered by return receipt or equivalent, and, in the absence of such record of delivery, it shall be presumed to have been delivered the fifth day, or next business day thereafter, after it was deposited in the mails. Notice given by overnight courier service shall be effective on the date it is recorded by such courier service as delivered. Notice given by facsimile shall be effective on the date noted on the facsimile log as the date sent. Notice not given in writing shall be effective only if acknowledged in writing by a duly authorized officer of the party to whom it was given.

If to DWSA:	Digital Way, S.A.
Los Rosales 285 of. 401
San Isidro, Peru
With copy to:	Kohrman Jackson & Krantz P.L.L.
Att. – Jonathon Yarger
Fax: 216-696-8700

PROPRIETARY AND CONFIDENTIAL INFORMATION

Not for use or disclosure outside Yak and DWSA except under written agreement approved in writing by Yak.

If to YAK:	55 Town Centre Court #610
Toronto, Canada M1P 4X4
With copy to:	Adorno & Yoss, P.A.
2601 South Bayshore Drive
Miami, FL 33143
Attention: Dennis J. Olle
Fax: 305-858-4777

15. No Waiver of Rights. Failure of either party at any time to require the other party’s performance of any obligation under this Agreement shall not affect the right to require performance of that obligation. Any waiver by either party of any breach of any provision hereof shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver or modification of the provision itself, or a waiver or modification of any right under this Agreement.

16. Governing Law and Jurisdiction. This Agreement will be governed by and construed in accordance with the Laws of the State of Florida, excluding its rules governing conflict of laws. The Parties irrevocably consent and submit to binding arbitration before the American Arbitration Association in the State of Florida, in the County of Miami-Dade, for all matters arising under or relating to this Agreement.

17. Compliance with Laws

(a) Each party will comply with any and all applicable tariffs, rules and orders of judicial and regulatory bodies, and local, state, and federal laws, including specifically, but not limited to, laws, rules and orders relating to monitoring of employees’ telephone conversations with customers, and shall defend, indemnify and hold the other party harmless from and against any and all loss, cost, damage or liability, including but not limited to reasonable attorneys fees and costs, arising from or in connection with any failure of the first party to so comply.

(b) If any work to be performed by DWSA under this Agreement is at variance with any law, ordinance, order, regulation, or safety or health standards, either Party shall properly notify the other Party before performance of the work.

(c) Each Party will be responsible for obtaining, at its own expense, any applicable permits, licenses, bond, or other necessary legal authorization for work it is to perform.

18. Modification. No modification or amendment of this Agreement shall be valid or binding on the parties unless such modification or amendment is made in accordance with this Agreement or is in writing and duly executed by the authorized representative of each party.

19. Entire Agreement. This Agreement sets forth the entire understanding and supersedes prior agreements between the parties relating to the subject matter contained herein and merges all prior discussions between them.

PROPRIETARY AND CONFIDENTIAL INFORMATION

Not for use or disclosure outside Yak and DWSA except under written agreement approved in writing by Yak.

20. Severability. If any provisions of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby, and the intent of this Agreement shall be enforced to the greatest extent permitted by law.

21. Binding Agreement. Subject to the restrictions on transferability set forth in this Agreement, this Agreement shall inure to the benefit of and be binding upon the undersigned Members and their respective legal representatives, successors and assigns.

22. Tense and Gender. Unless the context clearly indicates otherwise, the singular shall include the plural and vice versa. Whenever the masculine, feminine or neuter gender is used inappropriately in this Agreement, this Agreement shall be read as if the appropriate gender was used.

23. Captions. Captions are included solely for convenience of reference and if there is any conflict between captions and the text of this Agreement, the text shall control.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written. On the part of DWSA, this Agreement is executed subject to DWSA’s receipt and approval of all Exhibits that are to be part of this Agreement but are yet to be delivered for DWSA’s examination.

YAK		DIGITAL WAY, S.A.

By:	/s/ Charles Zwebner	By:	/s/ Jose A. Izcue
Name:	Charles Zwebner	Name:	Jose A. Izcue
Title:	President	Title:	Director

PROPRIETARY AND CONFIDENTIAL INFORMATION

Not for use or disclosure outside Yak and DWSA except under written agreement approved in writing by Yak.